                                                                    Exhibit 99.1


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                                                                    NEWS RELEASE


FOR IMMEDIATE RELEASE




                    POLYONE DIRECTORS SET QUARTERLY DIVIDEND


CLEVELAND - August 7, 2002 - Directors of PolyOne Corporation (NYSE: POL) today declared a quarterly dividend of 6.25 cents per share of common stock. The dividend is payable September 16, 2002 to shareholders of record at the close of business on August 30, 2002.


ABOUT POLYONE
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PolyOne Corporation, with 2001 revenues of $2.7 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Cleveland, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information on the Company's products and services can be found at www.polyone.com.

PolyOne Media & Investor Contact:       Dennis Cocco
                                        Chief Investor & Communications Officer
                                        216.589.4018